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                                                               EXHIBIT 10.49

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

                  THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 30, 1997 (this "Amendment") by and among CELADON GROUP, INC., a Delaware corporation ("CG"), CELADON TRUCKING SERVICES, INC., a New Jersey corporation ("Trucking") (collectively with CG, referred to as the "Companies" and individually, each a "Company"), the Banks set forth on the signature pages of the Credit Agreement referred to below (collectively, the "Banks" and individually, each a "Bank"), NBD BANK, N.A., a national banking association, assignee of NBD Bank, as co-agent for the Banks ("Co-Agent A") and BANK BOSTON, N.A., formerly known as The First National Bank of Boston, a national banking association, as co-agent for the Banks ("Co-Agent B" and together with Co-Agent A, referred to as the "Co-Agents").

                                    RECITALS

                  A. CG, Trucking, the Banks and the Co-Agents are parties to a Credit Agreement dated as of June 1, 1994, as amended by a First Amendment to Credit Agreement dated as of October 31, 1994, a Second Amendment to Credit Agreement dated as of October 31, 1995, letter agreements dated January 31, 1996, February 15, 1996 and June 29, 1996, a Third Amendment to Credit Agreement dated as of September 13, 1996, letter agreements dated as of November 25, 1996 and December 18, 1996 and a Fourth Amendment to Credit Agreement dated as of March 24, 1997 (as amended, the "Credit Agreement").

                  B. The Companies have requested that the Co-Agents and the Banks extend the Termination Date and make certain other amendments to the Credit Agreement, and the Co-Agents and the Banks are willing to do so strictly in accordance with the terms hereof, and provided the Credit Agreement is amended as set forth herein, and the Companies have agreed to such amendments.

                                    AGREEMENT

                  Based upon these recitals, the parties agree as follows:

                  1. Upon satisfaction of the conditions set forth in paragraph 4 hereof, the Credit Agreement shall hereby be amended as of the effective date hereof as follows:

                  (a) The definition of "Termination Date" in Section 1.1 shall be amended by deleting the reference therein to "June 30, 1997" and inserting "November 1, 1999" in place thereof.

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                  (b) The definition of "Tangible Net Worth" in Section 1.1
shall be amended by adding the following language at the end thereof: "provided, however, the net book value of the asset created from the Sales and Solicitation Agreement between J.B. Hunt and CG shall not be subtracted as an intangible asset under this clause (b)".

                  (c) The following definition shall be added to Section 1.1 in appropriate alphabetical order to read as follows:

                      "Fifth Amendment Effective Date" shall mean June 30, 1997.

                  (d) Sections 5.2(a), (b), (c) and (d) shall be deleted in their entirety and the following shall be inserted in place thereof:

                           (a) Tangible Net Worth. Permit or suffer the
                  Consolidated Tangible Net Worth of the Companies and their Subsidiaries at any time to be less than an amount equal to the sum of (A) $36,750,000 plus (B) an amount equal to 50% of the Consolidated Cumulative Net Income (without reduction for net loss) of the Companies and their Subsidiaries, to be added as of the end of each fiscal quarter of the Company commencing with the fiscal quarter ending September 30, 1997 plus (c) an amount equal to 80% of the proceeds received in connection with the offering of any securities of any Company.

                           (b) Leverage Ratio. Permit or suffer the Leverage
                  Ratio as of the end of any fiscal quarter of the Companies to be greater than: (i) as of the fiscal quarter ending in June, 1997 to and including the fiscal quarter ending in March, 1998, 3.30 to 1.0, (ii) as of the fiscal quarter ending in June, 1998 and as of the fiscal quarter ending in September, 1998, 3.15 to 1.0, (iii) as of the fiscal quarter ending in December, 1998 and as of the fiscal quarter ending in March, 1999, 2.80 to 1.0, (iv) as of the fiscal quarter ending in June, 1999 and as of the fiscal quarter ending in September, 1999, 2.6 to 1.0 and (v) as of the fiscal quarter ending in December 1999 and as of the end of each fiscal quarter thereafter, 2.50 to 1.0.

                           (c) Fixed Charge Ratio. Permit or suffer the Fixed
                  Charge Ratio as of the end of any fiscal quarter of the Companies to be less than: (i) 1.10 to 1.0 as of the fiscal quarter ending in June, 1997 to and including the fiscal quarter ending in March, 1998, (ii) 1.15 to 1.0 as of the fiscal quarter ending in June, 1998 and (iii) 1.20 to 1.0 as of the fiscal quarter ending in September, 1998 and as of the end of each fiscal quarter thereafter, in each case calculated for the preceding twelve-month period.

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                           (d) Interest Coverage Ratio. Permit or suffer the
                  Interest Coverage Ratio as of the end of any fiscal quarter of the Companies to be less than (i) 1.75 to 1.0 as of the fiscal quarter ending in June, 1997 to and including the fiscal quarter ending in March, 1998, (ii) 2.00 to 1.0 as of the fiscal quarter ending in June, 1998, (iii) 2.25 to 1.0 as of the fiscal quarter ending in September, 1998, and (iv) 2.50 to
                  1.0 as of the fiscal quarter ending in December, 1998 and as of the end of each fiscal quarter thereafter, in each case calculated for the preceding twelve-month period.

                  (e) Section 5.2(m) shall be deleted in its entirety.

                  2. From and after the effective date of this Amendment, references to the "Credit Agreement" in the Credit Agreement, the Revolving Credit Notes, the Term Notes, the Security Documents and all other documents executed pursuant to the Credit Agreement shall be deemed references to the Credit Agreement as amended hereby.

                  3. Each Company represents and warrants to the Co-Agents and the Banks that:

                  (a) (i) The execution, delivery and performance of this Amendment by the Company and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not require any consent or approval of its stockholders, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption of or filing a registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein and effected pursuant hereto, the representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

                  (c) No Event of Default (as defined in Article VI of the Credit Agreement) and no Default shall have occurred and be continuing or will exist under the Credit Agreement as of the effective date hereof.

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                  4.       This Amendment shall not become effective until:

                  (a) The Companies shall have paid an extension fee in the amount of $45,000 to Co-Agent A for the pro rata benefit of the Banks.

                  (b) The Companies shall have delivered to Co-Agent A such other documents and instruments as the Co-Agents and the Banks may request.

                  5. Each Company agrees to pay and save Co-Agents harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to Co-Agent A, and Bingham, Dana & Gould, counsel for Co-Agent B, in connection with the preparation and review of this Amendment and any related documents.

                  6. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly contemplated hereby, the Credit Agreement, and all related notes, guaranties, certificates, instruments and other documents, are hereby ratified and confirmed and shall remain in full force and effect, and each Company acknowledges that it has no defense, offset or counterclaim thereunder.

                  7. This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

                  8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered as of the day and year first above written.

                                                CELADON GROUP, INC.

                                                By:       /s/ Don S. Snyder
                                                     ---------------------------
                                                Its: Chief Financial Officer

                                                 CELADON TRUCKING SERVICES, INC.

                                                 By:      /s/ Don S. Snyder
                                                    ----------------------------
                                                    Its: Chief Financial Officer

                                                 NBD BANK, N.A., assignee of NBD
                                                 Bank, individually and as
                                                 Co-Agent A

                                                 By:      /s/ Scott Morrison
                                                    ----------------------------
                                                    Its:   Vice President

                                            BANK BOSTON, N.A., formerly known as
                                            The First National Bank of Boston,
                                            individually and as Co-Agent B

                                                 By:     /s/ Michael J. Blake
                                                     --------------------------
                                                    Its:   Director

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